UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harry C. Hagerty III will cease to serve as the Secretary of Global Cash Access Holdings, Inc. (the “Company”) upon the termination of his employment with the Company on July 27, 2007, as announced on July 24, 2007.

Kirk Sanford, age 40, has been appointed to the position of Secretary effective upon the termination of Mr. Hagerty’s employment on July 27, 2007. Mr. Sanford’s term of office as Secretary shall be until his resignation, his removal or the appointment of his successor. Mr. Sanford will continue to serve as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”).

Mr. Sanford has served as President and Chief Executive Officer since 1999 and was a member of the Company’s management committee when the Company conducted its operations as a limited liability company from 1998 through May 2004. Mr. Sanford joined the Board in March 2005. Before serving as Chief Executive Officer, Mr. Sanford was the Company’s Executive Vice President of Sales, Marketing and Product Development from 1998 to 1999. Prior to joining the Company, Mr. Sanford was the general manager of a joint venture between USA Processing, Inc. and BA Merchant Services, Inc. from 1995 to 1998, where he managed the operations, sales, marketing and product development of the joint venture. Prior to that position, Mr. Sanford was Executive Vice President of Sales for Universal Services Association, a start-up merchant payment services company.

In connection with his appointment to the position of Secretary, there will be no change to the terms of Mr. Sanford’s existing employment agreement with the Company or the terms of Mr. Sanford’s existing equity incentive awards with the Company.

On March 1, 2006, Mr. Sanford was granted an award of 216,665 restricted shares of the Company’s common stock pursuant to the Company’s 2005 Stock Incentive Plan. These shares of restricted stock vest over a four-year period commencing in February 2006, subject to certain accelerated vesting provisions, and are subject to forfeiture to the Company in the event of the termination of Mr. Sanford’s employment.

On February 6, 2007, Mr. Sanford was granted an award of 200,000 restricted shares of the Company’s common stock pursuant to the Company’s 2005 Stock Incentive Plan. These shares of restricted stock vest over a four-year period commencing in February 2007, subject to certain accelerated vesting provisions, and are subject to forfeiture to the Company in the event of the termination of Mr. Sanford’s employment.

Mr. Sanford and members of his immediate family have been issued credit cards by Arriva Card, Inc., a wholly- owned subsidiary of the Company, in the ordinary course of business on the same terms and conditions generally applicable to other applicants and cardholders.

In May 2006, Mr. Sanford sold shares of common stock of the Company in a public offering pursuant to a Registration Statement on Form S-1 filed by the Company. In connection with that offering, the Company, Mr. Sanford and the other selling stockholders in that offering entered into an underwriting agreement with the underwriters of the offering.

Item 7.01.   Regulation FD Disclosure.

On July 24, 2007, the Company issued a press release announcing the termination of Mr. Hagerty’s employment on July 27, 2007, a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit
Number	Description

99.1	Press Release, dated July 24, 2007, announcing the termination of Harry C. Hagerty’s employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: July 26, 2007	By:	/s/ KIRK E. SANFORD

Kirk E. Sanford

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated July 24, 2007, announcing the termination of Harry C. Hagerty’s employment with the Company.